UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

Corus Bankshares, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave. Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On August 31, 2009, Corus Bankshares, Inc. (the “Company”), received notification from Ernst & Young, LLP (“E&Y”) of their resignation as the Company’s independent registered public accounting firm.

E&Y’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that E&Y’s December 31, 2008 report contained an explanatory paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2008 and 2007, and through August 31, 2009, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to thereto in its reports on the consolidated financial statements of the Company for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2008 and 2007, or through August 31, 2009.

The Company has furnished E&Y with a copy of the foregoing disclosure and requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of the letter is filed as Exhibit 16.1 to this Form 8-K.

No successor accountant has been selected or engaged at this time.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter from E&Y to the Securities and Exchange Commission, dated September 1, 2009, regarding agreement with the statements made in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

         CORUS BANKSHARES, INC.
(Registrant)

             /s/ Michael J. Minnaugh
Michael J. Minnaugh
Chief Financial Officer
(Principal Financial Officer
and Duly Authorized Officer
of the Registrant)

Date: September 4, 2009

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from E&Y to the Securities and Exchange Commission, dated September 1, 2009, regarding agreement with the statements made in this Form 8-K.